SECOND AMENDMENT TO
                       EMPLOYMENT AND NONCOMPETE AGREEMENT


THIS SECOND AMENDMENT TO EMPLOYMENT AND NONCOMPETE AGREEMENT ("Second Amendment") , effective as of the 14th day of September, 1996, by and between J. ROBERT WREN, JR., an individual resident of Gastonia, North Carolina ("Employee") , and AMERICAN STUDIOS, INC., a North Carolina corporation with its principal executive offices in Charlotte, North Carolina ("ASI").

                              Background Statement

         Employee and ASI are parties to an Employment and Noncompete Agreement dated as of January 20, 1993 and the First Amendment To Employment and Noncompete Agreement dated as of November 1, 1995 (collectively, the "Employment Agreement"). The Employment Agreement provides, among other things, for certain severance payments to Employee in the event of Employee's termination of employment without cause. ASI and the Employee now desire to amend the Employment Agreement to provide for certain severance payments to be made to Employee in the event a termination of employment either precedes or follows a change in the control of ASI.

                             Statement of Amendment

         In consideration of the premises and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree for themselves, their successors and assigns as follows:

1. Definitions. In the Employment Agreement or in this Second Amendment, the use of the word "Agreement" or the term "Employment Agreement" shall mean the Employment Agreement as amended by this Second Amendment, and references to particular section numbers or paragraph numbers or the use of terms such as "this section" or "this paragraph" shall refer to appropriate sections or paragraphs of the Employment Agreement as amended by this Second Amendment.

        Defined terms used in the Employment Agreement that are redefined in this Second Amendment shall have the meanings given to them in this Second Amendment. Defined terms used, but not defined, in this Second Amendment shall have the meanings given to them in the Employment Agreement.

2. Termination Without Cause. Section 5, Termination Without Cause, is hereby amended as follows:

          The Board of Directors may terminate Employee's employment at any time, without cause. In the event of a termination other than a Termination for Cause, as herein defined, or in the event the Company fails or refuses to renew this Employment Agreement for any reason at the end of the term of employment, the Company will pay Employee the higher of (i) $314,000 or (ii) his Base Rate at the time of termination as set under Paragraph
4 above as additional compensation for twelve months following such termination or failure to renew.

If Employee's employment with ASI is terminated at any time following a Change in Control Event, as defined below, or if Employee's employment by ASI is terminated prior to a Change in Control Event at the request of any individual or entity acquiring ownership and control of ASI, Employee shall be entitled to receive, either in a lump sum or in 26 equal bi-weekly payments, at the option of the Company, two (2) times the Employee's then Base Rate as additional compensation.

Each of the following events shall constitute a Change in Control Event:

   o Any person or entity of whatsoever nature, including without limitation an individual, corporation, partnership, limited liability company or trust, either singly or together with that person's or entity's affiliates or associates (as "affiliate" or "associate" are defined in connection with Rule 12b-2 of the Securities Exchange Act of 1934) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of ASI representing fifty percent or more of the then outstanding securities entitled to vote in the election of directors of ASI and in any filing made under Section 13(d) of the Securities Exchange Act of 1934 or otherwise states an intention to acquire or exercise control of ASI or to otherwise influence management.

     o A public announcement is made of a tender or exchange offer by any person or entity, including without limitation an individual, company, corporation, partnership, limited liability company or trust, for fifty percent or more of the outstanding shares of ASI entitled to vote in the election of directors, and the Board of Directors approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act.

     o The stockholders of ASI approve a merger or consolidation of ASI with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of ASI), other than a merger or consolidation that would result in the securities of ASI entitled to vote in the election of directors outstanding immediately before the consummation thereof continuing to represent (either by remaining outstanding or by being converted into voting shares of the surviving entity or of a parent of the surviving entity) fifty percent or more of the combined voting power of the voting shares of the surviving entity (or its parent) outstanding immediately after that merger or consolidation.


3. Miscellaneous. ASI and Employee reaffirm the Employment Agreement, and all provisions thereof not expressly amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, J. Robert Wren, Jr. has set his hand and seal hereto and American Studios, Inc. has caused this Second Amendment to Employment and Noncompete Agreement to be sealed and executed in its name by its duly authorized officials effective as of the day and year first above written.
                                       Employee:

                                       /s/James Robert Wren, Jr.   (SEAL)
                                       --------------------------------------
                                       James Robert Wren, Jr.


                                       American Studios, Inc.

                                      /s/R. Kent Smith
                                      ---------------------------------------
                                      By: R. Kent Smith
                                          President

[CORPORATE SEAL]




ATTEST:

/s/ Shawn W. Poole
-------------------------------
Secretary